UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2008

RUTH’S HOSPITALITY GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51485	72-1060618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 International Parkway, Suite 100, Heathrow, Florida 32746

(Address of Principal executive offices, including Zip Code)

(407) 333-7440

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2008, the Company announced that Samuel A. Tancredi, age 56, has been appointed as the Company’s Senior Vice President and Chief Operating Officer of the Mitchell’s Fish Market division, effective December 1, 2008. From May 2006 until his appointment as an officer of the Company, Mr. Tancredi was a Franchisee and Chief Operating Officer of six Paradise Bakery & Cafes in Indianapolis, Indiana. From February 2001 to October 2006, Mr. Tancredi served as President, Franchisee and Development Partner of nine Bonefish Grills for Indianapolis, Indiana based Fishbuds Inc. Prior to that, Mr. Tancredi served in leadership roles with Outback Steakhouse, Inc., Chi Chi’s and The Magic Pan. A copy of the press release announcing the appointment of Mr. Tancredi is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Exhibit 99.1 Press Release announcing the appointment of Mr. Tancredi issued by Ruth’s Hospitality Group, Inc., dated December 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUTH’S HOSPITALITY GROUP, INC.

/s/ Thomas E. O’Keefe
Date: December 3, 2008	Name:	Thomas E. O’Keefe
	Title:	Executive Vice President – Chief Legal and Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Exhibit 99.1 Press Release announcing the appointment of Mr. Tancredi issued by Ruth’s Hospitality Group, Inc., dated December 2, 2008